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            Associates Corporation of North America
                             Medium Term Notes

                        BASIC PROVISIONS
                For Agency And Terms Agreements

                                     Dated: March 22, 1995

To the Agent or Dealer named in the Agency or Terms Agreement to which these Basic Provisions relate

Gentlemen:

     Associates Corporation of North America, a Delaware corporation (the "Company"), proposes to issue and sell from time to time its Medium Term Senior Notes (the "Senior Notes") and its Medium Term Subordinated Notes (the "Subordinated Notes") of the respective series identified in an executed Agency or Terms Agreement (the Senior Notes and the Subordinated Notes being collectively called the "Notes"), each of the Senior Notes and the Subordinated Notes to be issued pursuant to respective indentures identified in an executed Agency or Terms Agreement (the "Indentures") between the Company and the Trustees named therein (the "Trustee"). The Notes are or will be more particularly described in the Registration Statement and the Prospectus identified in an executed Agency or Terms Agreement. The Notes will have such maturities and will bear such rate or rates of interest, or rates of interest calculated in such a manner, as may be determined from time to time by the Company and set forth in the Prospectus. The basic provisions set forth herein, including the exhibits hereto, together with an Agency Agreement or a Terms Agreement as hereafter defined are intended to constitute the entire agreement (the "Agreement") of the parties thereto with respect to the offer and sale of the Notes.

1. Position of Agents. If you have executed an agency agreement in substantially the form of Schedule A hereto to which a copy of these Basic Provisions is attached ("Agency Agreement"), you may from time to time be authorized orally or in writing by the Company to act as the Company's agent in connection with the sale of specified amounts of Notes. Unless you promptly reject such authorization, you will act under such authorization in connection with the sale of such specified Notes, subject to the terms of such Agency Agreement. If so specified in such Agency Agreement, the term of your appointment as agent thereunder may be limited to a specified period of time or a specified principal amount of Notes. The Company may also determine to sell Notes directly to you as a dealer for resale to others, and, if you so agree to purchase Notes at such time, you and the Company shall enter into a terms agreement either in substantially the form of Schedule B hereto to which a copy of the Basic Provisions is attached or in any form of written telecommunications (executed by both parties) between you and the Company ("Terms Agreement") relating to such sale in accordance with the provisions of
Section 3(b) hereof. The Company may appoint additional parties for the purpose of soliciting offers to purchase Notes; provided, however, such additional parties shall enter into an agreement substantially similar hereto. You and any such other parties shall not constitute a joint venture, or underwriting syndicate or group, and you shall not be liable to the Company as a result of the actions of any such other party.

     2. Representations by the Company. The Company represents, warrants and agrees as follows:

     (a) A registration statement on Form S-3 (with the file number set forth in the Agency or Terms Agreement, as the case may be) with respect to the Notes and other debt securities of the Company, including a form of basic prospectus (the "Basic Prospectus"), has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), where applicable, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, has been filed with the Commission under the Act and has become effective. A prospectus supplement relating to the Notes has been prepared and has been filed pursuant to Rule 424(b) under the Act, and further supplements ("Pricing Stickers"; such prospectus supplement, as further supplemented or amended, being hereinafter referred to as the "Prospectus Supplement") will be from time to time filed pursuant to Rule 424(b) under the Act, reflecting, among other things, the current rates, maturities and other relevant terms (including, without limitation, whether Senior Notes or Subordinated Notes are being offered and sold) with respect to the offer and sale of Notes by you and the Company. The registration statement (including any documents incorporated by reference therein) as it became effective and as it may from time to time be further supplemented and amended is hereinafter referred to as the "Registration Statement" and the most recent prospectus (including any documents incorporated by reference therein) included in the Registration Statement, together with the Prospectus Supplement, as they may from time to time be supplemented or amended, is hereafter referred to as the "Prospectus". The terms "supplement", "amend", "supplement" and "amendment", and similar terms, shall be deemed to include the filing of any document or report incorporated by reference in the Registration Statement or Prospectus. References herein to the Prospectus at any time in use refer to the most recent Prospectus furnished by the Company to you for use in soliciting, whether as agent or as dealer, purchases of the Notes and for delivery upon any purchase of the Notes through or from you. Copies of the Registration Statement and Prospectus, any such amendment or supplement (including Pricing Stickers other than those relating solely to the distribution of any Notes for which you are not serving as either agent or dealer), and all documents incorporated by reference therein, which were or hereafter may be filed with the Commission prior to date hereof or during the term of the Agreement will be delivered to you. During the specified period of time you are authorized by the Company to actively solicit prospective purchasers for specified principal amounts of Notes or own Notes which you have purchased as a dealer pursuant to a Terms Agreement, the Company will not file any amendment or supplement (other than Pricing Stickers relating to the distribution of any Notes for which you are not serving as either agent or dealer) to the Registration Statement or the Prospectus without first having furnished you with a copy of the proposed form thereof and having given you a reasonable opportunity to review the same.
     (b) The Registration Statement and the Basic Prospectus, at the time the Registration Statement first became effective, and the prospectus supplement relating to the Notes, at the time it was filed, contained, and hereafter at all times that Notes are offered and sold by you as agent or dealer, including any period of time during which there is an obligation under the Act to deliver a Prospectus with respect to Notes sold by you as dealer, the Registration Statement and the Prospectus will contain, all statements and information which are required to be stated therein by the Act, the Trust Indenture Act, and the Rules and Regulations and conformed, and will in all respects conform, to the requirements thereof; neither the Registration Statement nor the Prospectus will at any such time fail to include information reflecting any facts or events which, individually or in the aggregate, represent a fundamental change in the information contained in the Registration Statement or Prospectus; none of the Registration Statement, the Basic Prospectus or the prospectus supplement relating to the Notes included, nor will either of the Registration Statement or the Prospectus at any such time include, any untrue statement of a material fact, and none of the Registration Statement, the Basic Prospectus or the Prospectus Supplement relating to the Notes omitted, nor will either of the Registration Statement or the Prospectus at any such time omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no representations or warranties as to that part of the Registration Statement which consists of the Statement of Eligibility and Qualification under the Trust Indenture Act (Form T-1) of the Trustee under the respective Indentures or as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon written information furnished to the Company by you specifically for inclusion therein. All periodic reports filed by the Company pursuant to the Exchange Act which are or will be incorporated by reference in the Registration Statement or Prospectus conform or will conform, respectively, to the requirements of the Exchange Act and the Rules and Regulations. Wherever in this Agreement the Registration Statement or the Prospectus is said to "contain", "include" or "omit" information, said terms shall be deemed also to refer to information incorporated by reference therein.
     (c) The financial statements of the Company and its subsidiaries included in the Registration Statement and Prospectus fairly present the financial condition of the Company and its subsidiaries as of the dates indicated and the results of operations and changes in financial position for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein). Coopers & Lybrand, which has examined certain of such financial statements, as set forth in their report included in the Registration Statement and Prospectus, are independent public accountants with respect to the Company and its subsidiaries as required by the Act and the Rules and Regulations.

     (d) Unless you shall have been otherwise promptly notified by the Company in writing, except as contemplated in the Prospectus then in use, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus then in use, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, which are material to the Company and its subsidiaries, taken as a whole, and there has not been any material change, on a consolidated basis, in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), business, prospects, net worth or results of operations of the Company and its subsidiaries.

     (e) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware; the Company's subsidiaries have been duly incorporated and are existing corporations in good standing under the laws of their respective jurisdictions of incorporation; each of the Company and its subsidiaries holds all material licenses, certificates and permits from governmental authorities necessary for the conduct of its business as described in the Registration Statement and has full power and authority (corporate and other) to conduct its business as described in the Registration Statement; each of the Company and its subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which it owns or leases substantial properties, or in which the conduct of its business requires such qualification; and all of the outstanding shares of capital stock of each such subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and, with respect to any such subsidiary organized under the laws of Canada or the United States, or any of their respective jurisdictions, are owned beneficially (except as otherwise stated in the Prospectus then in use) by the Company, in all such cases subject to no mortgage, pledge, lien, encumbrance, charge or adverse claim.

     (f) Each of the Indentures has been duly authorized, executed, delivered and qualified under the Trust Indenture Act, and constitutes a valid and legally binding instrument in accordance with its terms; the Notes have been duly authorized and, when duly executed, authenticated, issued and delivered as contemplated hereby and by the respective Indentures, will constitute valid and legally binding obligations of the Company in accordance with their terms and the terms of the respective Indentures, will be entitled to the benefits provided by the respective Indentures and will conform to the description thereof in the Prospectus.

     (g) Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding, to which the Company or any of its subsidiaries is a party before or by any court or governmental agency or body which might result in any material adverse change in the condition (financial or other), business, prospects, net worth or results of operations of the Company and its subsidiaries, taken as a whole, or might materially and adversely affect the properties or assets thereof; and there are no contracts or documents of the Company or any of its subsidiaries which would be required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been so filed or which will not have been filed prior to the date of the Pricing Sticker next utilized after the date such filing shall have become necessary under the Act or the Rules and Regulations.

     (h) The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it is bound or to which any of the property of the Company or any of its subsidiaries is subject, the Company's charter or by-laws, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Notes by the Company hereunder, except such as may be required under the Act, the Trust Indenture Act or state securities laws; and the Company has full power and authority to authorize, issue and sell the Notes as contemplated by this Agreement.

     3. Solicitation of Offers to Purchase.
(a) If pursuant to Section 1 you have been authorized to act as an agent of the Company under an Agency Agreement and have not promptly rejected such authorization, you propose, on the basis of the representations and warranties contained in such Agency Agreement, and subject to the terms and conditions set forth therein, to use your best efforts to solicit offers to purchase the Notes upon the terms and conditions set forth therein, and in connection therewith will use the Prospectus which has been most recently furnished to you by the Company, only as permitted or contemplated hereby, and will solicit purchases of the Notes only as permitted by the Act, the Rules and Regulations and the applicable securities laws or regulations of any jurisdiction.

     You shall not be under any obligation to purchase any of the Notes unless you otherwise agree as set forth below, but you may, pursuant to any authorization referred to in Section 1 hereof and subject to any further directions you may receive from the Company, solicit prospective purchasers of Notes covered by such authorization and transmit to the Company proposals of such prospective purchasers to purchase stated amounts of such Notes at specified rates and maturities. You shall communicate to the Company, orally or in writing, each offer to purchase Notes, and the Company shall have the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes as a whole or in part. You shall have the right, in your discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of your agreements contained herein. Procedural details relating to the issue and delivery of, and the solicitation of purchases and payment for, the Notes are set forth in the Medium Term Note Administrative Procedures for Agency Sales attached as
Exhibit 1 (the "Procedures"). You and the Company each agree to perform the respective duties and obligations specifically provided to be performed by it in the Procedures as amended from time to time. You will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been accepted by the Company, but you shall not have any liability to the Company in the event such purchase is not consummated for any reason whatsoever. This Agreement, including the Procedures as they relate to the Company and you, may only be amended by written agreement between the Company and you. The Company agrees to pay you as compensation the commissions set forth in the Agency Agreement for Notes purchased through you.

     (b) Each sale of Notes to you as dealer shall be made in accordance with the terms of a Terms Agreement. Your commitment as dealer to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company contained herein and shall be subject to the terms and conditions set forth herein and in the Terms Agreement. Each Terms Agreement shall specify whether Senior Notes or Subordinated Notes are being sold, the principal amount of Notes to be purchased by you as dealer pursuant thereto, the price to be paid to the Company for such Notes, the initial public offering price, if any, at which the Notes are proposed to be reoffered, the form in which the Notes are to be issued (whether in the form of a global security in the name of a depositary or its nominee or as certificated securities in the name of each purchaser or its nominee) and the time and place of delivery of and payment (which shall be in immediately available funds) for such Notes. Each Terms Agreement should also specify any requirements for delivery of the officers' certificate referred to in Section 7(b) hereof, the opinions referred to in
Section 7(c) hereof and the accountants' letter referred to in
Section 7(d) hereof.

     (c) The documents required to be delivered by Section 6 hereof shall be delivered at the office of LeBoeuf, Lamb, Greene &
MacRae, L.L.P., 125 West 55th Street, New York, New York 10019-4513 at 10:00 o'clock A.M., New York City time, on the date specified in the Agency Agreement or the Terms Agreement, as the case may be, or at such other time and date as you and the Company may agree upon in writing, the time and date of such delivery being herein called the "Closing Date." The Closing Date with respect to any Agency Agreement shall be no later than eight business days after the execution of such Agency Agreement.

     4. Covenants.  The Company hereby further agrees that:

     (a) The Company will advise you promptly (i) when any post-effective amendment has become effective or any supplement to or amendment of the Prospectus has been filed which relates to or affects the offer of the specific Notes as to which you are acting as agent or are purchasing or have purchased as dealer during any period of time in which you have been authorized to solicit purchases of the Notes or in which you own Notes which you purchased as dealer, (ii) of the issuance of any stop order by the Commission or the suspension of the qualification of Notes for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for any such purpose, and (iii) of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

     (b) With respect to Notes you own which you purchased as dealer, the Company will furnish such information, execute such instruments and take such action as may reasonably be required to qualify the Notes for sale under the securities laws of such jurisdictions as you reasonably request and to continue such qualifications in effect so long as required for the distribution of the Notes, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state.

     (c) With respect to Notes as to which you are then authorized to solicit purchasers or have purchased as dealer, the Company will furnish you with copies of each post-effective amendment and each supplement to or amendment of the Registration Statement or Prospectus and copies of the Prospectus then in use in such quantities as you may from time to time reasonably request. If at any time when the delivery of a prospectus shall be required by law in connection with sales of any of the Notes, either (i) any event shall have occurred as a result of which the Registration Statement or the Prospectus then in use would not include information reflecting any facts or events which, individually or in the aggregate, represent a fundamental change in the information contained in the Registration Statement or the Prospectus then in use or would include any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) for any other reason it shall be necessary to amend or supplement the Prospectus then in use in order to comply with the Act, the Company will notify you promptly to suspend solicitation of purchases of the Notes in your capacity as agent, if at such time you are so engaged, and to cease sales of any Notes you may then own as dealer; and forthwith upon receipt of such notice, you shall suspend your solicitation of purchases of the Notes or cease sales of any Notes you may then own as dealer, as the case may be, and shall cease using the Prospectus which has been most recently furnished to you by the Company; if you advise the Company that you own Notes as dealer, the Company will as promptly as practicable prepare and file with the Commission an amendment or supplement to the Registration Statement or the Prospectus which will correct such statement or omission or effect such compliance; otherwise, the Company will promptly advise you by telephone (with confirmation in writing) in the event that it shall decide to amend or supplement the Registration Statement or the Prospectus and will then promptly prepare and file with the Commission an amendment or supplement to the Registration Statement or the Prospectus which will correct such statement or omission or effect such compliance; and if any such amendment or supplement, and any documents, certificates and opinions furnished to you pursuant to Section 7 below in connection with the preparation or filing of any such amendment or supplement, are satisfactory in all respects to you, upon the filing of such amendment or supplement with the Commission or the effectiveness of a post-effective amendment to the Registration Statement, as the case may be, you will resume your respective obligations to solicit orders to purchase Notes hereunder and may resume sales of any Notes you may then own as dealer.

     (d) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the fiscal quarter in which any Notes are sold through you as agent or purchased by you as dealer, an earnings statement (which need not be audited) complying with Section 11(a) of the Act and covering a twelve-month period beginning after the date of the Agency Agreement or Terms Agreement, as the case may be, pursuant to which such Notes were sold or purchased, respectively.

     (e) So long as any of the Notes are outstanding, the Company will furnish or cause to be furnished to you copies of (i) all financial reports to the Company's security holders generally (other than Associates First Capital Corporation or any other affiliated corporation), and (ii) all reports and financial statements filed by or on behalf of the Company with the Commission and the New York Stock Exchange.

     (f) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay all costs and expenses incident to the performance of its obligations under this Agreement, including all expenses incident to the authorization of the Notes and their issue and delivery, the fees and expenses of the Company's counsel and accountants, the reasonable fees and expenses of your counsel, the costs and expenses incident to the preparing, printing and filing under the Act of the Registration Statement and each post-effective amendment (including all exhibits thereto), any preliminary prospectus, the Prospectus Supplement and each Prospectus, including all supplements and amendments thereto, the cost of printing this Agreement, the cost of distributing each Prospectus used by the Company and of furnishing to you copies of the Registration Statement and each Prospectus used by the Company, the cost of any filings with the National Association of Securities Dealers, Inc., any fees required to be paid to any rating agencies, any advertising expenses approved by the Company, and the cost of qualifying the Notes purchased or held by you as dealer under state securities or "blue sky" laws as provided in Section 4(b) hereof. If any sale of the Notes by the Company provided for in any Terms Agreement is not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of any dealer's or dealers' obligations thereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse such dealer or dealers for all reasonable out-of-pocket disbursements (including fees and disbursements of counsel) incurred by such dealer or dealers in connection with their preparing to market and marketing the Notes or in contemplation of performing their obligations thereunder. The Company shall not in any event be liable to any dealer for loss of anticipated profits from the transactions covered by such Terms Agreement. Except as provided in this Section 4(f), you will pay all your own costs and expenses.

     5. Indemnification. (a) The Company will indemnify and hold you harmless from and against any losses, claims, damages or liabilities, joint or several, to which you may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or in the Registration Statement as it from time to time may be supplemented or amended or in any Prospectus from time to time in use, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse you, as incurred, for any legal or other expenses reasonably incurred by you in investigating, defending or preparing to defend any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus or in the Registration Statement as it from time to time may be supplemented or amended or in any Prospectus from time to time in use in reliance upon and in conformity with written information furnished to the Company by or on behalf of you for inclusion therein; and provided further, that the Company shall not be liable to you or any person controlling you under the indemnity agreement in this subparagraph (a) with respect to any prospectus relating to the Notes to the extent that any such loss, claim, damage or liability imposed on or suffered by you or such controlling person results solely from the fact that you sold Notes to a person to whom there was not sent or given, at or prior to the earlier of either the mailing or delivery of the written confirmation of such sale or the delivery of such Notes to such person, a copy of the Prospectus then in use (excluding documents incorporated by reference) if the Company has, at a reasonable time prior to the earlier of the mailing or delivery of such written confirmation or the delivery of such Notes to such person, furnished copies thereof to you pursuant to the terms of this Agreement.

     (b) You will indemnify and hold harmless the Company from and against any losses, claims, damages or liabilities, joint or several, to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of, or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or in the Registration Statement as it from time to time may be supplemented or amended or in any Prospectus from time to time in use, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent such statement or omission was made in reliance upon information furnished in writing to the Company by or on behalf of you expressly for inclusion therein; and you will reimburse the Company for any legal or other expenses reasonably incurred by the Company in investigating, defending or preparing to defend any such action or claim.

     (c) Promptly after receipt by an indemnified party under subparagraph (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subparagraph, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subparagraph. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it shall wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subparagraph for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ counsel to represent such indemnified party if, in the reasonable judgment of such indemnified party, by reason of an actual or potential conflict of interest, it is advisable for such indemnified party to be represented by separate counsel, in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party and be reimbursed as they are incurred.

     (d) If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and you on the other from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and you on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and you on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Company bear to the total compensation or profit (before deducting expenses) received or realized by you from the offering, distribution, purchase and resale, or underwriting, of the Notes. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or you and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and you agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim (which shall be limited as provided in subsection (c) above if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), you shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes offered through or underwritten by you and distributed to the public were offered to the public exceeds the amount of any damages which you have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Promptly after receipt by an indemnified party under this subsection (d) of notice of the commencement of any action against such party in respect of which a claim for contribution may be made against an indemnifying party under this subsection (d), such indemnified party shall notify the indemnifying party in writing of the commencement thereof if the notice specified in subsection (c) above has not been given with respect to such action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this subsection (d).

     (e) The obligations of the Company under this Section 5 shall be in addition to any liability which the Company may otherwise have to you and shall extend, upon the same terms and conditions, to each person, if any, who controls you within the meaning of the Act or the Exchange Act; and your obligations under this Section 5 shall be in addition to any liability which you may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act or the Exchange Act.

     6. Conditions to Your Obligations. Your obligation to proceed hereunder shall be subject to the accuracy of and compliance with the representations and warranties of the Company herein contained on and as of the date of the Agency Agreement or Terms Agreement and the Closing Date, to the accuracy of the statements made by the Company's officers in any certificate given pursuant to the provisions of such Agency Agreement or Terms Agreement, to the performance by the Company of its obligations thereunder, and to the following additional terms and conditions:

     (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company, threatened, by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with or otherwise satisfied.

     (b) You shall not have advised the Company that the Registration Statement or the Prospectus contains an untrue statement of a fact which, in your opinion, is material, or omits to state a fact which, in your opinion, is material and is required to be stated therein, or is necessary to make the statements therein not misleading.

     (c) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been, on a consolidated basis, any change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, or any adverse change, or any development involving a prospective adverse change, in the condition (financial or other), net worth or results of operations of the Company and its subsidiaries, taken as a whole, which, in your judgment, makes it impractical or inadvisable to offer or deliver the Notes on the terms and in the manner contemplated in the Prospectus.

     (d) On the Closing Date, you shall have received the opinion of counsel to the Company, dated the Closing Date, to the effect that:

     (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware; the Company's subsidiaries have been duly incorporated and are existing corporations in good standing under the laws of their respective jurisdictions of incorporation; each of the Company and its subsidiaries has full power and authority (corporate and other) to conduct its business as described in the Registration Statement; and each of the Company and its subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which it owns or leases any material properties, or in which the conduct of its business requires such qualification;

     (ii) Each of the Indentures has been duly authorized, executed, delivered and qualified under the Trust Indenture Act; the Notes have been duly authorized; each of the Indentures constitutes, and the Notes, when duly executed, authenticated, issued and delivered as contemplated hereby and by the respective Indentures, will constitute, valid and legally binding obligations of the Company in accordance with their terms and the terms of the respective Indentures, subject to the General Qualifications as defined in the Legal Opinion Accord of the American Bar Association Section of Business Law (1991);

     (iii) All of the outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, with respect to any such subsidiary organized under the laws of Canada or the United States, or any of their respective jurisdictions, are owned beneficially by the Company, in all such cases subject to no mortgage, pledge, lien, encumbrance, charge or adverse claim;

     (iv) The Registration Statement has become effective under the Act and to the best knowledge of such counsel no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of such counsel, threatened, by the Commission;

     (v) The Registration Statement and the Prospectus, and any amendment or supplement thereto, comply as to form in all material respects with the requirements of the Act, the Exchange Act, the Trust Indenture Act and the Rules and Regulations (except that such counsel need express no opinion as to the financial statements and other financial data included therein); and such counsel has no reason to believe that either the Registration Statement or the Prospectus or any amendment or supplement thereto (except as aforesaid) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the statements made in the Prospectus under the headings "Description of Notes" and "Description of Debt Securities", insofar as they purport to summarize provisions of documents specifically referred to therein, fairly present the information called for with respect thereto by the registration statement form;

     (vi) The descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings, contracts and other documents are accurate and fairly present the information required to be shown with respect thereto; and such counsel does not know of any statutes or legal or governmental proceedings required to be described in the Prospectus which are not described as required, or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; and

     (vii) This Agreement has been duly authorized, executed and delivered by the Company; the performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute regulating the business or operations of the Company or any of its subsidiaries, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which it is bound or to which any of the property of the Company or any of its subsidiaries is subject, the Company's charter or by-laws, or any order, rule or regulation regulating the business or operation of the Company or any of its subsidiaries known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Notes by the Company hereunder, except such as have been obtained under the Act and the Trust Indenture Act and such as may be required under state securities laws in connection with the sale of the Notes.

     (e) You shall have received from your counsel, LeBoeuf, Lamb, Greene & McRae, L.L.P., such opinion or opinions dated the Closing Date with respect to the issuance and sale of the Notes, the Registration Statement, the Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
     (f) On the Closing Date, you shall have received a letter from the Company's independent certified accountants, dated the Closing Date, to the effect set forth in Exhibit 2 hereto.
     (g) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any material change or decrease specified in the letter referred to in paragraph (f) above which in the judgment of any agent or dealer makes it impractical or inadvisable to proceed hereunder.

     (h) On the Closing Date, you shall have received from the Company a certificate, signed by the Chairman of the Board, a Vice Chairman, the President or a Vice President and by the principal financial or accounting officer, dated the Closing Date, to the effect that, to the best of their knowledge based on reasonable investigation:

     (i) The representations and warranties of the Company in this Agreement are true and correct, as if made at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

     (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or threatened, under the Act; and

     (iii) The Registration Statement and the Prospectus, and any amendments or supplements thereto, contain all statements and information required to be included therein, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth.

     (i) The Company shall have furnished to you such further certificates and documents as you shall have reasonably requested.

     The obligations of you as dealer to purchase Notes pursuant to any Terms Agreement will be subject to the following further conditions: (a) the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date of the applicable Terms Agreement shall not have been lowered since that date and (b) there shall not have come to your attention any facts that would cause you to believe that the Prospectus, at the time it was required to be delivered to a purchaser of the Notes, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

     If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects satisfactory in form and substance to you and your counsel, this Agreement and all of your obligations hereunder may be cancelled by you at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telegraph confirmed in writing.

     7. Additional Covenants. The Company hereby further agrees that:

     (a) Each acceptance by it of an offer for the purchase of Notes and each sale of Notes to you as dealer pursuant to a Terms Agreement shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement are true and correct at the time of such acceptance or sale, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent or to you, as dealer, of the Note or Notes relating to such acceptance or sale, as though made at and as of each such time (except that such representations and warranties shall be deemed to relate to the Registration Statement as then in effect and the Prospectus then in use).

     (b) Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Sticker or by an amendment or supplement providing solely for a change in the identity of any agent, relating to the sale of any Notes, specifying the commission payable to or discounts received by such agent, or making a change in the range of maturities or other similar changes) or if so indicated in a Terms Agreement, the Company sells Notes to you as dealer, the Company shall furnish or cause to be furnished forthwith to you a certificate in form satisfactory to you in your reasonable judgment to the effect that the statements contained in the certificate referred to in Section 6(h) hereof which was last furnished to you are true and correct at the time of such amendment or supplement as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement as then in effect and the Prospectus then in use) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(h) but modified to relate to the Registration Statement as then in effect and the Prospectus then in use and signed by the Chairman of the Board, a Vice Chairman, President, or a Vice President, and by the principal financial or accounting officer.

     (c) Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Sticker or by an amendment or supplement providing solely for a change in the identity of any agent, relating to the sale of any Notes, specifying the commission payable to or discount received by such agent, or making a change in the range of maturities or other similar changes), or if so indicated in a Terms Agreement, the Company sells Notes to you as dealer, the Company shall furnish or cause to be furnished forthwith to you a written opinion of counsel to the Company dated the date of delivery of such opinion, in form satisfactory to LeBoeuf, Lamb, Greene & MacRae, L.L.P., of the same tenor as the opinion referred to in
Section 6(d) hereof but modified to relate to the Registration Statement as then in effect and the Prospectus then in use or, in lieu of such opinion, such counsel shall furnish you with a letter to the effect that you may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement as in effect and the Prospectus as in use at the time of delivery of such letter authorizing reliance).

     (d) Each time that the Registration Statement or the Prospectus shall be amended or supplemented to set forth financial information included in or derived from the Company's consolidated statement of income through the end of the preceding fiscal quarter, or, if so indicated in a Terms Agreement, the Company sells Notes to you as dealer, the Company shall cause its then independent auditors forthwith to furnish you a letter, dated the date of filing of such amendment or supplement with the Commission or the date of the closing under such Terms Agreement, as the case may be, in form satisfactory to you, of the same tenor as the corresponding portions of the letter referred to in
Section 6(f) hereof but modified to relate to the Registration Statement as then in effect or the Prospectus then in use and with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company, to the extent such financial statements and other information are available as of a date not more than five business days prior to the date of such letter.

     8. Termination. If this Agreement is an Agency Agreement it may be terminated with respect to any party hereto at any time by such party upon the giving of written notice of such termination to the other parties hereto. You may also terminate any Terms Agreement, immediately upon notice to the Company, at any time
(i) if there has been, since the respective dates as of which information contained in the Registration Statement is given, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as a whole, or in the earnings, affairs or business prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable to market the Notes or enforce contracts for the sale of the Notes, or (iii) if trading in any securities of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities. In the event of any such termination, no party will have any liability to any other party hereto, except that (i) each of you shall be entitled to any commissions earned in accordance with Section 3(a) hereof, (ii) if at the time of termination (A) any of you shall own any of the Notes with the intention of reselling them or (B) an offer to purchase any of the Notes has been accepted by the Company, but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 4(d) hereof, the provisions of
Section 4(f) hereof, the indemnity agreement set forth in Section 5 hereof, and the provisions of Sections 9 and 12 hereof shall remain in effect.

     9. Survival of Indemnities, Representations and Warranties. The indemnities, representations and warranties made herein shall survive the delivery of the Notes and shall continue in full force and effect regardless of any investigation made by the party relying upon any such indemnity, representation or warranty. The provisions of Sections 4(f) and 5 of these Basic Provisions shall survive the termination of this Agreement.

     10. Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to you shall be mailed, delivered or telegraphed and confirmed to you at the address set forth in this Agreement or if sent to the Company, shall be mailed, delivered or telegraphed and confirmed to the Company at 250 East Carpenter Freeway, Irving, Texas 75062-2729, attention of the Chairman of the Board. Either party to this Agreement may change such address for notices by sending to the other party to this Agreement written notice of a new address for such purpose.

     Parties. This Agreement shall inure to the benefit of and be binding upon you, the Company, our respective successors and the officers and directors and controlling persons referred to in
Section 5 hereof, and no other person shall have any right or obligation hereunder.

     12.  APPLICABLE LAW.  THIS AGREEMENT SHALL BE GOVERNED BY
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW
YORK.

     13. Counterparts. This Agreement may be signed in various counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

EXHIBIT 1
                  ASSOCIATES CORPORATION OF NORTH AMERICA

    Medium Term Note Administrative Procedures For Agency Sales

    Medium Term Senior Notes (the "Senior Notes") and Medium Term Subordinated Notes (the "Subordinated Notes") of the respective series set forth in an executed Agency Agreement (the "Senior Notes and Subordinated Notes being collectively the "Notes") and in the amount specified in such Agency Agreement are to be offered on a continuing basis by Associates Corporation of North America (the "Company"). Each Agent (an "Agent") will agree to use its best efforts to solicit such purchases of the Notes directly from the Company pursuant to an Agency Agreement between the Company and such Agent (the "Agency Agreement"). Notes may also be sold directly by the Company. The Notes have been registered with the Securities and Exchange Commission (the "Commission"). Citibank, N.A. ("Citibank") is the Trustee for the Senior Notes (the "Senior Trustee") under the indenture covering the Senior Notes (the "Senior Indenture"). The Senior Trustee will also act as registrar and transfer agent, and will be the paying agent (the "Senior Paying Agent") for the payment of all interest, if any, premium, if any, and principal on the Senior Notes.

     Citibank is the trustee (the "Subordinated Trustee";
the Senior Trustee or the Subordinated Trustee, as the case may be, being referred to herein as the "Respective Trustee") under the indenture covering the Subordinated Notes (the "Subordinated Indenture"). The Subordinated Trustee will also act as registrar and transfer agent, and will be the paying agent (the "Subordinated Paying Agent"; the Senior Paying Agent or the Subordinated Paying Agent, as the case may be, being herein referred to as the "Respective Paying Agent") for the payment of all interest, if any, premium, if any, and principal on the Subordinated Notes.

     Citibank will also be the calculation agent (the
"Calculation Agent") with respect to Senior Notes and Subordinated Notes whose interest rates are reset periodically, unless otherwise noted in the Pricing Sticker relating to any such Note or Notes.

     Administrative procedures and specific terms of the offering are explained below. Any administrative responsibilities, document control and record-keeping functions to be performed by the Company will be performed by its Financial Department.

     Notes will bear interest at either fixed rates ("Fixed Rate Notes") or floating rates ("Floating Rate Notes"). Each Note will be represented by either a Global Security (as defined hereinafter) delivered to the Respective Trustee, as agent for the Depository Trust Company ("DTC"), and recorded in the Book-Entry system maintained by DTC (a "Book-Entry Note") or a certificate delivered to the Holder thereof or a Person designated by such Holder (a "Certificated Note"). An owner of a Book-Entry Note will not be entitled to receive a certificate representing such a Note.

     Book-Entry Notes will be issued in accordance with the administrative procedures set forth in Part I hereof, and Certificated Notes will be issued in accordance with the administ rative procedures set forth in Part II hereof. Unless otherwise defined herein, terms defined in the Indentures or the Notes shall be used herein as therein defined.

     PART I:  ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES

     In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Respective Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and the Respective Trustee to DTC dated as of March 22, 1995, with respect to the Senior Notes and the date hereof with respect to the Subordinated Notes, and a Certificate Agreement between the Respective Trustee and DTC dated as of October 31, 1988, and in accordance with its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance: On any date of settlement (as defined under "Settlement" below) for one or more Book-Entry Notes, the Company will issue a single global security in fully registered form without coupons (a "Global Security") representing up to $150,000,000 principal amount of all such Notes that have the same Stated Maturity, priority of payment (senior or subordinated), redemption provisions, repayment provisions, Interest Payment Dates, Interest Payment Period, Original Issue Date, Original Issue Discount provisions, and, in the case of Fixed Rate Notes, interest rate, or in the case of Floating Rate Notes, Initial Interest Rate, Base Rate, Index Maturity, Interest Reset Period, Interest Reset Dates, Spread or Spread Multiplier, minimum interest rate (if any), and maximum interest rate (if any) (collectively "Terms"). Each Global Security will be dated and issued as of the date of its authentication by the Trustee. Each Global Security will bear an "Interest Accrual Date", which will be (i) with respect to an original Global Security (or any portion thereof), its original issuance date, and (ii) with respect to any Global Security (or any portion thereof) issued subsequently upon exchange of a Global Security or in lieu of a destroyed, lost or stolen Global Security, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Security or Securities (or if no such payment or provision has been made, the original issuance date of the predecessor Global Security), regardless of the date of authentication of such subsequently issued Global Security. Notes may only be denominated and payable in U.S. dollars. No Global Security will represent any Certificated Note.

Identification Numbers: The Company has arranged with the CUSIP Service Bureau of Standard & Poor's Corporation (the "CUSIP Service Bureau") for the reservation of one series of CUSIP numbers (including tranche numbers) for each of the Senior Notes and the Subordinated Notes, which series in each case consists of approximately 900 CUSIP numbers and relates to Global Securities representing the Book-Entry Notes. The Company has obtained from the CUSIP Service Bureau a written list of each such series of reserved CUSIP numbers and has delivered to each of the Respective Trustees its respective written list, and to DTC both such written lists, of 900 CUSIP numbers. The Company will assign CUSIP numbers to Global Securities as described below under Settlement Procedure "B". DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Securities. At any time when fewer than 100 of the reserved CUSIP numbers of either series remain unassigned to Global Securities, and if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Global Securities representing Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Company shall deliver a list of such additional CUSIP numbers to the Respective Trustee and DTC.

Registration: Each Global Security will be registered in the name of Cede & Co., as nominee for DTC, on the Securities Register maintained under the Senior Indenture or the Subordinated Indenture, as the case may be. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner in such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:Transfers of a Book-Entry Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

Exchanges: The Respective Trustee may deliver to DTC, the CUSIP Service Bureau and to Interactive Data Corporation at any time a written notice of consolidation specifying (i) the CUSIP numbers of two or more Outstanding Global Securities that represent Book-Entry Notes having the same Terms and for which interest has been paid to the same date, (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date for such Book-Entry Notes, on which such Global Securities shall be exchanged for a single replacement Global Security and (iii) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global Security. Upon receipt of such a notice, DTC will send to its Participants (including the Respective Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Respective Trustee will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid. On the specified exchange date, the Respective Trustee will exchange such Global Securities for a single Global Security bearing the new CUSIP number and a new Interest Accrual Date, and the CUSIP numbers of the exchanged Global Securities will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. Notwithstanding the foregoing, if the Global Securities to be exchanged exceed $200,000,000 in aggregate principal amount, one Global Security will be authenticated and issued to represent each $200,000,000 of principal amount of the exchanged Global Security and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Global Securities (see "Denominations" below).

Maturities: Each Book-Entry Note will mature on a date from more than nine months to twenty years after the settlement date for such Note.

Denominations: Book-Entry Notes will be issued in principal amounts of $100,000 or any amount in excess thereof that is an integral multiple of $1,000. Global Securities will be denominated in principal amounts not in excess of $200,000,000. If one or more Book-Entry Notes having an aggregate principal amount in excess of $200,000,000 would, but not for the preceding sentence, be represented by a single Global Security, then one Global Security will be issued to represent each $200,000,000 principal amount of such Book-Entry Note or Notes and an additional Global Security will be issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Securities representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

Interest: General. Interest on each Book-Entry Note will accrue from the Interest Accrual Date of the Global Security representing such Note. Each payment of interest on a Book-Entry Note will include interest accrued to but excluding the Interest Payment Date (provided that in the case of Floating Rate Notes which reset weekly, interest payments will include interest accrued through the day 15 calendar days preceding the Interest Payment Date) or Maturity (other than a Maturity of a Fixed Rate Book-Entry Note occurring on the thirty-first day of a month, in which case such payment will include interest accruing to but excluding only the thirtieth day of such month). Interest payable at the Maturity of a Book-Entry Note will be payable to the Person to whom the principal of such Note is payable. Standard & Poor's Corporation will use the information received in the pending deposit message described under Settlement Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related Global Security in the appropriate weekly bond report published by Standard & Poor's Corporation.

Regular Record Dates. The Regular Record Date with respect to any Interest Payment Date shall be the date fifteen calendar days immediately preceding such Interest Payment Date.

Fixed Rate Book-Entry Notes. Unless otherwise specified pursuant to Settlement Procedure "A" below, interest payments on Fixed Rate Book-Entry Notes will be made semi-annually on May 1 and November 1 of each year and at Maturity; provided, however, that in the case of a Fixed Rate Book-Entry Note issued between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

Floating Rate Book-Entry Notes. Except as provided hereinbelow, interest payments will be made on Floating Rate Book-Entry Notes monthly, quarterly, semi-annually or annually. Unless otherwise agreed upon, interest will be payable, in the case of Floating Rate Book-Entry Notes with a daily, weekly or monthly Interest Reset Date (as defined below), on the third Wednesday of each month or the third Wednesday of March, June, September and December, as specified in the applicable Pricing Sticker; with a quarterly Interest Reset Date, on the third Wednesday of March, June, September and December of each year; with a semi-annual Interest Reset Date, on the third Wednesday of the two months specified pursuant to Settlement Procedure "A" below; and with an annual Interest Reset Date, on the third Wednesday of the month specified pursuant to Settlement Procedure "A" below; provided, however, that if an Interest Payment Date for Floating Rate Book-Entry Notes would otherwise be a day that is not a Business Day with respect to such Floating Rate Book-Entry Notes, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating Rate Book-Entry Notes, except in the case of a LIBOR Note if such Business Day is in the next succeeding calendar month, in which event such Interest Payment Date will be the immediately preceding Business Day; and provided, however, that in the case of a Floating Rate Book-Entry
Note issued between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

Interest payments for Floating Rate Notes (except in the case of Floating Rate Notes which reset daily or weekly) will include accrued interest from the date of issue or from the last date in respect of which interest has been paid, as the case may be, to, but excluding, the Interest Payment Date. In the case of Floating Rate Notes which reset daily or weekly, interest payments will include accrued interest from the date of issue or from but excluding the last date in respect of which interest has been paid, as the case may be, to, and including, the date which is 15 calendar days immediately preceding such Interest Payment Date, except that at maturity or earlier redemption, the interest payable will include interest accrued to, but excluding, the maturity date or earlier redemption date. The interest rate in effect on each day will be (a) if such day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date (as defined below) pertaining to such Interest Reset Date, or (b) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the next preceding Interest Reset Date, subject in either case to any maximum or minimum interest rate limitation referred to below and to any adjustment by a Spread or a Spread Multiplier referred to below; provided, however, that (i) the interest rate in effect for the period from the date of issue to the first Interest Reset Date with respect to a Floating Rate Note will be the Initial Interest Rate specified in the applicable Pricing Sticker; and (ii) the interest rate in effect for the ten calendar days immediately prior to maturity will be that in effect on the tenth calendar day preceding such maturity.

The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semi-annually or annually (each an "Interest Reset Date"), as specified in the applicable Pricing Sticker. The Interest Reset Date will be, in the case of Floating Rate Notes which reset daily, each Business Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) which reset weekly, Wednesday of each week; in the case of Treasury Rate Notes which reset weekly, Tuesday of each week; in the case of Floating Rate Notes which reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes which reset quarterly, the third Wednesday of March, June, September and December; in the case of Floating Rate Notes which reset semi-annually, the third Wednesday of the two months specified in the applicable Pricing Sticker; and in the case of Floating Rate Notes which reset annually, the third Wednesday of the month specified in the applicable Pricing Sticker. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day, except, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

The "Interest Determination Date" pertaining to an Interest Reset Date for CD Rate Notes, Commercial Paper Rate Notes and Federal Funds Rate Notes will be the Monday next preceding such Interest Reset Date, unless such Monday is not a Business Day, in which case the Interest Determination Date will be the first Business Day next preceding such Monday. The Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note will be the second London Business Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an action is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week.

Calculation of Interest:  Fixed Rate Book-Entry Notes.   Interest
on Fixed Rate Book-Entry Notes (including interest for partial periods) will be calculated on the basis of a year of twelve thirty-day months.

Floating Rate Book-Entry Notes. Interest rates on Floating Rate Book-Entry Notes will be determined as set forth in the form of Notes. Interest on Floating Rate Book-Entry Notes will be calculated on the basis of actual days elapsed and a year of 360 days except that in the case of Treasury Rate Notes, interest will be calculated on the basis of the actual number of days in the year. The "Calculation Date", where applicable, pertaining to an Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if any such tenth day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity Date (or date of redemption or repayment), as the case may be.

Calculation Agent: Promptly after each Calculation Date for Floating Rate Notes, the Calculation Agent will notify the Respective Trustee and Standard & Poor's Corporation of the interest rates determined on such Calculation Date. No Trustee shall be responsible for any such calculation in its capacity as Trustee.

Payments of Principal and Interest: Payment of Interest Only. Promptly after each Regular Record Date each Respective Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global Security on the following Interest Payment Date (other than an Interest Payment Date coinciding with Maturity) and the total of such amounts. DTC will confirm the amount payable on each Global Security on such Interest Payment Date by reference to the weekly bond reports published by Standard & Poor's Corporation. The Company will pay to the Respective Paying Agent the total amount of interest due on such Interest Payment Date(other than at Maturity), and the Respective Paying Agent will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment". If any Interest Payment Date for a Fixed Rate Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date.

Payments at Maturity. On or about the first Business Day of each month, the Respective Trustee will deliver to the Company and DTC a written list of principal and interest to be paid on each Global Security maturing either at Stated Maturity or on a Redemption Date in the following month. The Company and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth Business Day preceding the Maturity of such Global Security. In the case of an Indexed Note, the Calculation Agent will notify the Paying Agent and the Company of the dollar amount of interest to be paid per $1,000 principal amount of Notes and the dollar amount of principal to be paid per $1,000 principal amount of such Notes, by 12:00 noon on the second Business Day prior to the Maturity Date of any such Indexed Note, and the Paying Agent will so notify DTC by the close of business on such day. The Company will pay to the Respective Paying Agent the principal amount of such Global Security, together with interest due at such Maturity. The Respective Paying Agent will pay such amounts to DTC at the times and in the manner set forth below under "Manner of Payment". If any Maturity of a Global Security representing Fixed Rate Book-Entry Notes is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity. Promptly after payment to DTC of the principal and interest due at the Maturity of such Global Security, the Respective Trustee will cancel such Global Security in accordance with the terms of the Indenture and deliver it to the Company with a certificate of cancellation.

Manner of Payment. The total amount of any principal and interest due on Global Securities on any Interest Payment Date or at Maturity shall be paid by the Company to the Respective Paying Agent in funds available for immediate use by the Respective Paying Agent as of 9:30 A.M. (New York City time) on such date. The Company will make such payment on such Global Securities by instructing the Respective Paying Agent to withdraw funds from an account maintained by the Company at the Respective Paying Agent. The Company will confirm such instructions in writing to the Respective Paying Agent. Prior to 10:00 A.M. (New York City time) on each Maturity Date or as soon as possible thereafter, the Respective Paying Agent will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of interest or principal (together with interest thereon) due on Global Securities on any Maturity Date. On each Interest Payment Date, interest payment shall be made to DTC in same day funds in accordance with existing arrangements between the Respective Paying Agent and DTC. Thereafter on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Securities are recorded in the book-entry system maintained by DTC. Neither the Company, the Respective Trustee, the Respective Paying Agent nor the Securities Registrar shall have any direct responsibility or liability for the payment by DTC to such Participants of the principal, premium, if any, or interest, if any, on the Book-Entry Notes.

Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Procedure for Rate Setting and Posting: The Company and the Agent will discuss Rate Setting and from time to time the aggregate principal amount of, the issuance price of, and the interest rates to be borne by, Book-Entry Notes that may be sold as a result of the solicitation of orders by the Agent. If the Company decides to set prices of, and rates borne by, any Book-Entry Notes in respect of which the Agent is to solicit orders (the setting of such prices and rates to be referred to herein as "posting") or if the Company decides to change prices or rates previously posted by it, it will promptly advise the Agent and the Agent will forthwith suspend solicitation of offers. The Agent will telephone the Company with recommendations as to the rates to be posted. At such time as the Company has advised the Agent of the rates to be posted, the Agent may resume solicitations of offers. Until such time only "indications of interest" may be recorded.

Acceptance and Rejection of Offers: The Company has the sole right to accept offers to purchase Book-Entry Notes and may reject any such offer in whole or in part. Unless otherwise instructed by the Company, the Agent will advise the Company promptly by telephone of all offers to purchase Book-Entry Notes received by such Agent, other than those rejected by such Agent. The Agent shall have the right to reject any order in whole or in part.

Preparation of Pricing Sticker: If any order to purchase a Book-Entry Note is accepted by or on behalf of the Company, the Company will prepare a pricing supplement (a "Pricing Sticker") reflecting the terms of such Note and will arrange to file it with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act and will promptly deliver to the Agent five copies thereof. The Agent will cause a Pricing Sticker to be delivered to the purchaser of the Note. In each instance that a Pricing Sticker is prepared, the Agent will affix the Pricing Sticker to Prospectuses prior to their use. Outdated Pricing Stickers, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement: The receipt by the Company of immediately available funds in payment for a Book-Entry Note and the authentication and issuance of the Global Security representing such Note shall constitute "settlement" with respect to such Note. All orders accepted by the Company will be settled on the fifth Business Day after acceptance pursuant to the timetable for settlement set forth below unless the Company and the purchaser agree to settlement on another day, which shall be no earlier than the next Business Day.

Settlement Procedures: Settlement Procedures with regard to each Book-Entry Note sold by the Company through the Agent shall be as follows:

A. The Agent will advise the Company by telephone of the following settlement information:

     1.   Principal amount.

     2.   Stated Maturity.

     3. In the case of a Fixed Rate Book-Entry Note, the interest rate, or in the case of a Floating Rate
          Book-Entry Note, the Initial Interest Rate (if known at such time), Base Rate, Index Maturity, Interest Reset Period, Interest Reset Dates,
          Spread or Spread Multiplier (if any), minimum interest rate (if any) and maximum interest rate
          (if any).

     4.   Interest Payment Period and Interest Payment Dates.

     5.   Redemption provisions, if any.

     6.   Repayment provisions, if any.

     7.   Settlement date.

     8.   Price.

     9.   Agent's commission, determined as provided in
          Section 3 of the Agency Agreement between the Company and the Agent.

     10.  Whether the Note is an Original Issue Discount
          Note, and if it is an Original Issue Discount
          Note, the total amount of OID, the yield to maturity and the initial accrual period OID.

     11.  Whether the Note is a Senior Note or a
          Subordinated Note.

B. The Company will assign a CUSIP number to the Global Security representing such Note and then advise the Respective Trustee by telephone or electronic transmission (confirmed in writing at any time on the same date) of the information set forth in Settlement Procedure "A" above, such CUSIP number and the name of the Agent. The Company will also notify the Agent of such CUSIP number by telephone as soon as practicable. Each such communication by the Company shall constitute a representation and warranty by the Company to the Respective Trustee and the Agent that
    (i) such Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company, (ii) such Note, and the Global
     Security representing such Note, will conform with the terms of the Indenture pursuant to which such Note and Global Security are issued and (iii) upon authentication and delivery of such Global Security, the aggregate initial offering price of all Notes pursuant to the current offering issued under the Senior Indenture and the Subordinated Indenture will not exceed $1,500,000,000 (except for Securities represented by, authenticated and delivered in exchange for or in lieu of Securities pursuant to the Senior Indenture or the Subordinated Indenture, as the case may be).

C. The Respective Trustee will enter a pending deposit message through DTC's Participant Terminal System, providing the following settlement information to DTC, such Agent, Standard & Poor's Corporation and
Interactive Data Corporation:
     1.   The information set forth in Settlement Procedure
    "A".

     2. The Initial Interest Payment Date for such Note, the number of days by which such date succeeds the related Record Date (which, in the case of Floating Rate Notes which reset weekly, shall be the date five calendar days immediately preceding the applicable Interest Payment Date and, in the case of all other Notes, shall be the Regular Record Date as defined in the Note) and the amount of interest payable on such Interest Payment Date.

     3.   The Interest Payment Period.

     4.   The CUSIP number of the Global Security
          representing such Note.

     5. Whether such Global Security will represent any other Book-Entry Note (to the extent known at such time).

     6.   Whether such Note is a Fixed Rate or Floating Rate
          Note.

     7. Numbers of the Participant accounts maintained by DTC on behalf of the Agents and the Respective
          Trustee.

D. The Company will deliver to the Respective Trustee the Global Security representing such Note.

E. The Respective Trustee will complete such Note and authenticate the Global Security representing such Note.

F. DTC will credit such Note to the Respective Trustee's participant account at DTC.

G. The Respective Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to
     (i) debit such Note to the Respective Trustee's participant account and credit such Note to the Agent's participant account and (ii) debit the Agent's settlement account and credit the Respective Trustee's settlement account for an amount equal to the price of such Note less the Agent's commission. The entry of such a deliver order shall constitute a representation and warranty by the Respective Trustee to DTC that
    (a) the Global Security representing such Book-Entry Note has been issued and authenticated and
     (b) the Respective Trustee is holding such Global Security pursuant to the Certificate Agreement between the Respective Trustee and DTC.

H. The Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to the Agent's participant account and credit such Note to the participant accounts of the Participants with respect to such Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Agent for an amount equal to the price of such Note.

I. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "G" and "H" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

J. The Respective Trustee will credit to the account of the Company maintained at the Respective Trustee, in funds available for immediate use, the amount transferred to the Respective Trustee in accordance with Settlement Procedure "G".

K. The Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

L. Monthly, the Respective Trustee will send to the Company a statement setting forth the principal amount of Notes Outstanding as of that date under the Senior
Indenture or the Subordinated Indenture, as the case may be.

Settlement Procedures Timetable: For orders of Book-Entry Notes solicited by the Agent, as agent, and accepted by the Company for settlement on the first Business Day after the sale date, Settlement Procedures "A" through "K" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement Procedure Time

    A          11:00 A.M. on the sale date
    B          12:00 Noon on the sale date
    C           2:00 P.M. on the sale date
    D           3:00 P.M. on day before settlement date
    E           9:00 A.M. on settlement date
    F          10:00 A.M. on settlement date
  G-H           2:00 P.M. on settlement date
    I           4:45 P.M. on settlement date
   J-K           5:00 P.M. on settlement date

If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures "A", "B" and "C" shall be completed as soon as practicable but no later than 11:00 A.M., 12 Noon and 2:00 P.M., as the case may be, on the first Business Day after the sale date. If the initial interest rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 12 Noon and 2:00 P.M., respectively, on the second Business Day before the settlement date.
Settlement Procedure "I" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date. If settlement of a Book-Entry Note is rescheduled or cancelled, the Respective Trustee will deliver to DTC, through DTC's Participation Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

Failure to Settle: If the Respective Trustee fails to enter an SDFS deliver order with respect to a Book-Entry Note pursuant to Settlement Procedure "G", the Respective Trustee may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the Respective Trustee's participant account, provided that the Respective Trustee's participant account contains a principal amount of the Global Security representing such Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, the Respective Trustee will mark such Global Security "cancelled", make appropriate entries in the Respective Trustee's records and send such cancelled Global Security to the Company. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, the Respective Trustee will exchange such Global Security for two Global Securities, one of which shall represent such Book-Entry Note or Notes and shall be cancelled immediately after issuance and the other of which shall represent the remaining Book-Entry Notes previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a Person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "H" and "G", respectively. Thereafter, the Respective Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph.

Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the Respective Trustee will provide, in accordance with Settlement Procedures "D" and "E", for the authentication and issuance of a Global Security representing the other Book-Entry Notes to have been represented by such Global Security and will make appropriate entries in its records.

Suspension of Solicitation; Amendment or Supplement: Subject to the Company's representations, warranties and covenants contained in the Agency Agreement, the Company may instruct the Agent to suspend solicitation of purchases of Book-Entry Notes at any time. Upon receipt of such instructions, each Agent will forthwith suspend such solicitations until such time as it has been advised by the Company that such solicitations may be resumed. If the Company decides to amend or supplement the registration statement filed by the Company with the Securities and Exchange Commission with respect to the Notes or the prospectus and prospectus supplement relating to the Notes, it will promptly advise the Agent and will furnish it with the proposed amendment or supplement, all consistent with the Company's obligations under the Agency Agreement. The Company will, consistent with such obligations, promptly advise the Agent and the Respective Trustee whether orders outstanding at the time the Agent suspends solicitation may be settled and whether copies of such prospectus and prospectus supplement as in effect at the time of the suspension, together with the appropriate pricing supplement, may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Company determines that such orders may not be settled or that copies of such prospectus, prospectus supplement and pricing supplement may not be so delivered.

Delivery of Prospectus: A copy of the prospectus and prospectus supplement relating to the Notes and a Pricing Sticker relating to a Book-Entry Note must accompany or precede the earliest of any written offer of such Note, confirmation of the purchase of such Note or payment for such Note by its purchaser. If notice of a change in the terms of the Book-Entry Notes is received by an Agent between the time an order for a Book-Entry Note is placed and the time written confirmation thereof is sent by such Agent to a customer or his agent, such confirmation shall be accompanied by a prospectus, prospectus supplement and Pricing Sticker setting forth the terms in effect when the order was placed. Subject to the preceding paragraph, each Agent will deliver a prospectus, prospectus supplement and Pricing Sticker as herein described with respect to each Book-Entry Note sold by it.
     PART II:  ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES

Issuance: Each Certificated Note will be dated and issued as of the date of its authentication by the Respective Trustee. Each Certificated Note will bear an Original Issue Date, which will be
(i) with respect to an original Certificated Note (or any portion thereof), its original issuance date (which will be the settlement date) and (ii) with respect to any Certificated Note (or portion thereof) issued subsequently upon transfer or exchange of a Certificated Note or in lieu of a destroyed, lost or stolen Certificated Note, the Original Issue Date of the predecessor Certificated Note, regardless of the date of authentication of such subsequently issued Certificated Note.

Registration: Certificated Notes will be issued only in fully registered form without coupons.

Transfers and Exchanges: A Certificated Note may be presented for transfer or exchange at the Respective Trustee's corporate trust office, or the office or agency of the Company to be maintained for that purpose in the Borough of Manhattan, the City of New York or at such additional office or agency of the Company to be maintained for that purpose as the Company may from time to time designate. Certificated Notes will be exchangeable for other Certificated Notes having identical terms but different denominations without payment of a service charge, except for any taxes or governmental charges. Certificated Notes will not be exchangeable for Book-Entry Notes.

Maturities: Each Certificated Note will mature on a date from more than nine months to twenty years from the settlement date for such Note.

Denominations: Certificated Notes will be issued in denominations of $100,000 or any amount in excess thereof that is an integral multiple of $1,000.

Interest: General. Interest on each Certificated Note will accrue from the Original Issue Date of such Note for the first interest period and from the most recent Interest Payment Date to which interest has been paid for all subsequent interest periods. Each payment of interest on a Certificated Note will include interest accrued to but excluding the Interest Payment Date (provided that in the case of Floating Rate Notes which reset daily or weekly, interest payments will include interest accrued through the day 15 calendar days preceding the Interest Payment
Date) or Maturity (other than a Maturity of a Fixed Rate Certificated Note occurring on the thirty- first day of a month, in which case such payment will include interest accruing to but excluding the thirtieth day of such month). Interest payable at the Maturity of a Certificated Note will be payable to the Person to whom the principal of such Note is payable.

Regular Record Dates. The Regular Record Date with respect to any Interest Payment Date shall be the date fifteen calendar days immediately preceding such Interest Payment Date.

Fixed Rate Certificated Notes. Unless otherwise specified pursuant to Settlement Procedure "A" below, interest payments on Fixed Rate Certificated Notes will be made semi-annually on May 1 and November 1 of each year and at Maturity; provided, however, that in the case of Fixed Rate Certificated Notes issued between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date. Floating Rate Certificated Notes. Except as provided hereinbelow, Interest payments will be made on Floating Rate Certificated Notes monthly, quarterly, semi-annually or annually. Interest will be payable, in the case of Floating Rate Certificated Notes with a daily, weekly or monthly Interest Reset Date, on the fifth Wednesday of each month or the third Wednesday of March, June, September and December, as specified in the applicable Pricing Sticker; with a quarterly Interest Reset Date, on the third Wednesday of March, June, September and December of each year; with a semi-annual Interest Reset Date, on the third Wednesday of the two months specified pursuant to Settlement Procedure "A" below; and with an annual Interest Reset Date, on the third Wednesday of the month specified pursuant to Settlement Procedure "A" below; provided, however, that if an Interest Payment Date for Floating Rate Certificated Notes would otherwise be a day that is not a Business Day with respect to such Floating Rate Certificated Notes, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating Rate Certificated Notes, except in the case of a LIBOR Note if such Business Day is in the next succeeding calendar month, in which event such Interest Payment Date will be the immediately preceding Business Day; and provided, further, that in the case of a Floating Rate Certificated Note issued between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

Interest payments for Floating Rate Notes (except in the case of Floating Rate Notes which reset daily or weekly) will include accrued interest from the date of issue or from the last date in respect of which interest has been paid, as the case may be, but excluding, the Interest Payment Date. In the case of Floating Rate Notes which reset daily or weekly, interest payments will include accrued interest from the date of issue or from but excluding the last date in respect of which interest has been paid, as the case may be, to, and including, the date which is 15 calendar days immediately preceding such Interest Payment Date, except that at maturity or earlier redemption, the interest payable will include interest accrued to, but excluding, the maturity date or earlier redemption date. The interest rate in effect on each day will be (a) if such day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date (as defined below) pertaining to such Interest Reset Date, or (b) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the next preceding Interest Reset Date, subject in either case to any maximum or minimum interest rate limitation referred to below and to any adjustment by a Spread or a Spread Multiplier referred to below; provided, however, that (i) the interest rate in effect for the period from the date of issue to the first Interest Reset Date with respect to a Floating Rate Note will be the Initial Interest Rate specified in the applicable Pricing Sticker; and (ii) the interest rate in effect for the ten calendar days immediately prior to Maturity will be that in effect on the tenth calendar day preceding such Maturity.

The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semi-annually or annually (each an "Interest Reset Date") as specified in the applicable Pricing Sticker. The Interest Reset Date will be, in the case of Floating Rate Notes which reset daily, each Business Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) which reset weekly, Wednesday of each week; in the case of Treasury Rate Notes which reset weekly, Tuesday of each week; in the case of Floating Rate Notes which reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes which reset quarterly, the third Wednesday of March, June, September and December, in the case of Floating Rate Notes which reset semi-annually, the third Wednesday of the two months specified in the applicable Pricing Sticker; and in the case of Floating Rate Notes which reset annually, the third Wednesday of the month specified in the applicable Pricing Sticker. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day, except, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

The "Interest Determination Date" pertaining to an Interest Reset Date for CD Rate Notes, Commercial Paper Rate Notes and Federal Funds Rate Notes will be the Monday next preceding such Interest Reset Date, unless such Monday is not a Business Day, in which case the Interest Determination Date will be the first Business Day next preceding such Monday. The Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note will be the second London Business Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week.

Calculation of Interest:  Fixed Rate Certificated Notes.
Interest on Fixed Rate Certificated Notes (including interest for partial periods) will be calculated on the basis of a year of twelve thirty-day months.

Floating Rate Certificated Notes. Interest rates on Floating Rate Certificated Notes will be determined as set forth in the form of Notes. The Company and the Respective Paying Agent will confirm the amount of the initial interest payment due on any Floating Rate Certificated Note for which the initial Interest Period is shorter or longer than the Index Maturity. Interest on Floating Rate Certificated Notes will be calculated on the basis of actual days elapsed and a year of 360 days except that in the case of Treasury Rate Notes, interest will be calculated on the basis of the actual number of days in the year. The "Calculation Date", where applicable, pertaining to an Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if any such tenth day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day preceding the applicable Interest Date or Maturity Date (or the date of redemption or repayment), as the case may be.

Calculation Agent: Promptly after the Calculation Date for Floating Rate Notes, the Calculation Agent will notify the Respective Trustee and Standard & Poor's Corporation of the interest rates determined on such Calculation Date. No Trustee shall be responsible for any such calculation in its capacity as Trustee.

Payments of Principal and Interest: The Respective Trustee will pay the principal amount of each Certificated Note at Maturity upon presentation and surrender of such Note to such Trustee. Such payment, together with payment of interest due at Maturity of such Note, will be made in funds available for immediate use by the Respective Trustee and in turn by the Holder of such Note. Certificated Notes presented to the Respective Trustee at Maturity for payment will be cancelled by such Trustee and delivered to the Company with a certificate of cancellation. In the case of an Indexed Note, the Calculation Agent will notify the Paying Agent and the Company of the dollar amount of interest to be paid per $1,000 principal amount of such Notes and the dollar amount of principal to be paid per $1,000 principal amount of such Notes, by 12:00 noon on the second Business Day prior to the Maturity Date of any such Indexed Note. All interest payments on a Certificated Note (other than interest due at Maturity) will be made by check drawn on the Respective Trustee (or another Person appointed by such Trustee) and mailed by such Trustee to the Person entitled thereto as provided in such Note and the Senior Indenture or the Subordinated Indenture, as the case may be; provided, however, that the Holder of $10,000,000 or more of Notes with similar tenor and terms will be entitled to receive payment by wire transfer. Following each Regular Record Date and Special Record Date, the Respective Trustee will furnish the Company with a list of interest payments to be made on the following Interest Payment Date for each Certificated Note and in total for all Certificated Notes. Interest at Maturity will be payable to the Person to whom the payment of principal is payable. The Respective Trustee will provide monthly to the Company lists of principal and interest, to the extent ascertainable, to be paid on Certificated Notes maturing in the next month. The Respective Paying Agent will be responsible for withholding taxes on interest paid on Certificated Notes as required by applicable law.

If any Interest Payment Date for or the Maturity of a Fixed Rate Certificated Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date or Maturity, as the case may be.

Procedure for Rate Setting and Posting: The Company and the Agent will discuss from time to time the aggregate principal amount of, the issuance price of, and the interest rates to be borne by, Certificated Notes that may be sold as a result of the solicitation of orders by the Agent. If the Company decides to set prices of, and rates borne by, any Certificated Notes in respect of which the Agent is to solicit orders (the setting of such prices and rates to be referred to herein as "posting") or if the Company decides to change prices or rates previously posted by it, it will promptly advise the Agent and the Agent will forthwith suspend solicitation of offers. The Agent will telephone the Company with recommendations as to the rates to be posted. At such time as the Company has advised the Agent of the rates to be posted, the Agent may resume solicitations of offers. Until such time only "indications of interest" may be recorded.

Acceptance and Rejection of Offers: The Agent will advise the Company, promptly by telephone of each reasonable offer to purchase Certificated Notes received by the Agent, other than those rejected by it. The Company has the sole right to accept offers to purchase Notes and may reject any such offer in whole or in part. The Agent shall have the right to reject any order in whole or in part.

Preparation of Pricing Sticker: If any order to purchase a Certificated Note is accepted by or on behalf of the Company, the Company will prepare a pricing sticker (a "Pricing Sticker") reflecting the terms of such Note and will arrange to file with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act and will promptly deliver to the Agent five copies thereof. The Agent will cause a Pricing Sticker to be delivered to the purchaser of the Note.

In each instance that a Pricing Sticker is prepared, the Agent will affix the Pricing Sticker to Prospectuses prior to their use. Outdated Pricing Stickers, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement: The receipt by the Company of immediately available funds in exchange for an authenticated Certificated Note delivered to the Agent and the Agent's delivery of such Note against receipt of immediately available funds shall, with respect to such Note, constitute "settlement". All orders accepted by the Company will be settled on the Business Day next succeeding the date of acceptance pursuant to the timetable for settlement set forth below, unless the Company and the purchaser agree to settlement on a later date; provided, however, that in the case of a delayed settlement the Company will notify the Respective Trustee at least 24 hours prior to the time of settlement.

Settlement Procedures: Settlement Procedures with regard to each Certificated Note sold by the Company through the Agent shall be as follows:

A. The Agent will advise the Company by telephone of the following settlement information:

     1.   Name in which such Note is to be registered
("Registered Owner").
     2. Address of the Registered Owner and address for payment of principal and interest.
     3.   Taxpayer  identifica  tion  number of  the  Registered
Owner (if  available)  .
     4.   Principal  amount.
     5.   Stated  Maturity.
     6. In the case of a Fixed Rate Certificat ed Note, the interest rate or, in the case of a Floating Rate Certificat ed Note, the initial interest rate (if known at such time), Base Rate, Index Maturity, Interest Reset Period, Interest Reset Dates, Spread or Spread Multiple (if any), minimum interest rate (if any) and maximum interest rate (if any).

     7.   Interest  Payment  Period and  Interest  Payment
Dates.
     8.   Redemption  Provisions, if any.
     9.   Repayment  Provisions, if any.
     10.  Settlement date.
     11.  Price.
     12.  Agent's  commission,  determined  as  provided  in
Section 3 of the Agency Agreement between the Company and the Agent.
     13. Whether the Note is an Original Issue Discount Note, and if it is an Original Issue Discount Note, the total amount of OID, the yield to maturity and the initial accrual period OID.
     14. Whether the Note is a Senior Note or a Subordinated Note.

B. The Company will advise the Respective Trustee by telephone or electronic transmission (confirmed in writing at any time on the sale date) of the information set forth in Settlement Procedure "A" above and the name of the Agent. Each such communication by the Company shall constitute a representation and warranty by the Company to the Respective Trustee and the Agent that (i) such Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company, (ii)such Note will conform with the terms of the Senior Indenture or the Subordinated Indenture, as the case may be, and (iii) upon authentication and delivery of such Note, the aggregate initial offering price of all Notes issued under the Senior Indenture and the Subordinated Indenture pursuant to the current offering will not exceed $1,000,000,000 (except for Securities represented by Securities authenticated and delivered in exchange for or in lieu of Securities pursuant to the Indenture).
C. The Company will deliver to the Respective Trustee a pre-printed four-ply packet for such Note, which packet will contain the following documents in forms that have been approved by the Company, the Agents and the Respective Trustee:

     1.   Note with  customer  confirmation.
     2.   Stub One -  For Trustee.
     3.   Stub Two -  For Agent.
     4.   Stub Three  - For the  Company.

D. The Respective Trustee will complete such Note, authenticate it and deliver it (with the confirmation) and Stubs One and Two to the Agent, and the Agent will acknowledge receipt of the Note by stamping or otherwise marking Stub One and returning it to the Respective Trustee. Such delivery will be made only against such acknowledgment of receipt and evidence that instructions have been given by such Agent for payment to the account of the Company at the Respective Trustee, in funds available for immediate use, of an amount equal to the price of such Note less the Agent's commission. In the event that the instructions given by the Agent for payment to the account of the Company are revoked, the Company will as promptly as possible wire transfer to the account of the Agent an amount of immediately available funds equal to the amount of such payment made.
E. The Agent will deliver such Note (with confirmation) to the customer against payment in immediately payable funds. The Agent will obtain the acknowledgment of receipt of such Note by
retaining Stub Two.  F.   The Respective Trustee will send Stub
Three to the Company by first-class mail. Periodically, the Respective Trustee will also send to the Company a statement setting forth the principal amount of the Notes Outstanding as of that date under the Senior Indenture or the Subordinated Indenture, as the case may be, and setting forth a brief description of any sales of which the Company has advised such Trustee but which have not yet been settled.

Settlement Procedures Timetable: For offers of Certificated Notes solicited by the Agent, as agent, and accepted by the Company, Settlement Procedures "A" through "F" set forth above shall be completed on or before the respective times (New York City time) set forth below:

Settlement Procedure  Time

    A 2:00 P.M. on day before settlement date
    B 3:00 P.M. on day before settlement date
  C-D 2:15 P.M. on settlement date
    E 3:00 P.M. on settlement date
    F 5:00 P.M. on settlement date

Failure to Settle: If a purchaser fails to accept delivery of and make payment for any Certificated Note, the Agent will notify the Company and the Respective Trustee by telephone and return such Note to such Trustee. Upon receipt of such notice, the Company will immediately wire transfer to the account of the Agent an amount equal to the amount previously credited thereto in respect of such Note. Such wire transfer will be made on the settlement date, if possible, and in any event not later than the day following the settlement date. If the failure shall have occurred for any reason other than a default by the Agent in the performance of its obligations hereunder and under the Agency Agreement with the Company, then the Company will reimburse the Agent or the Respective Trustee, as appropriate, on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Company. Immediately upon receipt of the Certificated Note in respect of which such failure occurred, the Respective Trustee will mark such Note "cancelled," make appropriate entries in such Trustee's records and send such Note to the Company. Suspension of Solicitation:
Subject to the Company's representations, warranties and covenants Amendments or contained in the Agency Agreement, the
Supplement: the Company may instruct the Agent to suspend solicitation of purchases of Certificated Notes at any time.
Upon receipt of such instructions, the Agent will forthwith suspend such solicitations until such time as it has been advised by the Company that such solicitations may be resumed. If the Company decides to amend or supplement the registration statement filed by the Company with the Securities and Exchange Commission with respect to the Notes or the prospectus and prospectus supplement relating to the Notes, it will promptly advise the Agent and will furnish it with the proposed amendment or supple-ment, all consistent with the Company's obligations under the Agency Agreement. The Company will, consistent with such obligations, promptly advise the Agent and the Respective Trustee whether orders outstanding at the time the Agent suspends solicitation may be settled and whether copies of such prospectus and prospectus supplement as in effect at the time of the suspension, together with the appropriate pricing supplement, may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Company determines that such orders may not be settled or that copies of such prospectus, prospectus supplement and pricing supplement may not be so delivered.

Delivery of Prospectus: A copy of the prospectus and prospectus supplement relating to the Notes and a Pricing Sticker relating to a Certificated Note must accompany or precede the earlier of any written offer of such Note, delivery of such Note, confirmation of the purchase of such Note and payment for such Note by its purchaser. If notice of a change in the terms of the Certificated Notes is received by the Agent between the time an order for a Certificated Note is placed and the time written confirmation thereof is sent by the Agent to a customer or his agent, such confirmation shall be accompanied by a prospectus, prospectus supplement and Pricing Sticker setting forth the terms in effect when the order was placed. Subject to the preceding paragraph, the Agent will deliver a prospectus, prospectus supplement and Pricing Sticker as herein described with respect to each Note sold by it.
SCHEDULE A

ASSOCIATES CORPORATION OF NORTH AMERICA
AGENCY AGREEMENT

     By executing this Agency Agreement, the Agent referenced herein and the Company agree to all the terms and provisions of the "Associates Corporation of North America, Medium Term Notes, Basic Provisions For Agency and Terms Agreements, Dated:-- -- attached hereto and incorporated herein by reference. Additional terms are as follows:

Registration Statement No. 33-55949

Prospectus Supplement dated March 22, 1995 to Basic Prospectus dated November 9, 1994

Agent:

Title of Securities: Medium Term Senior Notes, Series H
   Medium Term Subordinated Notes, Series A

Indentures:  Indenture dated as of October 15, 1994, with
Citibank, N.A.(Senior Notes)
Indenture dated as of October 15, 1994 with Citibank, N.A.
(Subordinated Notes)

Effective Date of Agreement:  March 22, 1995

Term of appointment: From time to time, pursuant to Section 1 of the Basic Provisions.

Specifications as to Notes authorized for Agent: As agreed upon from time to time, pursuant to Section 1 of the Basic Provisions.

Closing Date:  March 22, 1995

Agent's commissions or other compensation: As agreed in writing between the parties hereto, but not to exceed .600%, depending upon maturity.

Address for notices per Section 10:

Dated:  March 22, 1995

Associates Corporation of North America

By

Agreed to and accepted:

By
Title
SCHEDULE B

ASSOCIATES CORPORATION OF NORTH AMERICA
Medium Term Notes TERMS AGREEMENT
, 19

Associates Corporation of North America
250 East Carpenter Freeway
Irving, Texas 75062-2729

Attention: Treasurer

Re: Basic Provisions For Agency And Terms Agreements dated ----

     The undersigned agrees to purchase the following principal amount of Medium Term --Senior-- --Subordinated-- Notes, Series
- --   -- issued under Registration Statement No. 33-  :

$

Prospectus dated -- --

Interest Rate or Method of Calculation:

Frequency of Interest Reset:

Maximum or Minimum Interest Rates:

Spread or Spread Multiplier:

Date of Maturity:

Initial Public Offering Price:  %

Discount:  % of Principal Amount

Indenture:

Closing Date:

Form of Note: --global or individual certificate--

     --The certificate referred to in Section 7(b) of the Basic
Provisions attached hereto, the opinions referred to in Section
7(c) of the Basic Provisions attached hereto and the accountants' letter referred to in Section 7(d) of the Basic Provisions attached hereto will be required.--

     Payment on the Settlement Date and at maturity will be made in immediately available funds.

     By executing this Terms Agreement, the undersigned dealer and the Company agree to the terms hereof and all the terms and provisions of the "Associates Corporation of North America, Medium Term Senior Notes, Basic Provisions For
Agency And Terms Agreements, Dated: -- --" attached hereto and incorporated herein by reference.

By
( )
Accepted:
Associates Corporation of North America
By